                                                                    EXHIBIT 23.4


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-4) and related Prospectus of Psychiatric Solutions, Inc. for the registration of $220,000,000 of its 7 3/4% Senior Subordinated Notes due 2015 and to the incorporation by reference therein of our report dated July 12, 2004 with respect to the combined financial statements of Northern Healthcare Associates and Subsidiaries included in its Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 10, 2004.



/s/ Selznick & Company, LLP



August 30, 2005
Armonk, New York